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                                                                    EXHIBIT 21.1

                        HEADHUNTER.NET, INC. SUBSIDIARIES



NAME OF SUBSIDIARY                                     STATE OF ORGANIZATION

HeadHunters, L.L.C.(1)                                 Delaware

HNET, Inc.                                             Georgia




(1) The Registrant directly holds a 55% equity interest in HeadHunters, L.L.C. The remaining 45% equity interest is held by HNET, Inc., a wholly-owned subsidiary of the Registrant.